EXHIBIT 99.1

Consolidated Communications Completes Acquisition of SureWest Communications

MATTOON, Ill., July 2, 2012 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. ("Consolidated") (Nasdaq:CNSL) announced today that it has completed the previously announced acquisition of SureWest Communications, Inc. ("SureWest") (Nasdaq:SURW), for approximately $324 million, exclusive of debt, based upon the closing price of Consolidated's common stock on June 29, 2012.

"We are excited to complete this process and are looking forward to the opportunities that lie ahead," said Bob Currey, Consolidated's President and Chief Executive Officer. "This transaction with SureWest brings together our consistent cash flows with SureWest's growth to create a financially strong company with a robust balance sheet and attractive dividend payout ratio. The combined company provides a diverse set of revenues and cash flows across multiple markets resulting in a stronger, more competitive company."

The merger agreement provided that each record holder of SureWest common stock could make one of the following elections, or a combination of the two, at or prior to the Election Deadline, regarding the type of merger consideration they wish to receive in exchange for shares of SureWest common stock:

  a cash election to receive $23.00 in cash, without interest, for each share of SureWest common stock, subject to a proration or a stock election to receive shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing date of the merger, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock, subject to a proration.

Overall elections were subject to a proration so that 50% of the SureWest shares (treating equity award shares as outstanding shares) will be exchanged for cash and 50% for Consolidated stock.

The average trading prices for the 20-day period ending two days before the closing date of the merger was $14.44. As a result, at the effective time of the merger, 50% of the shares of SureWest common stock (treating equity award shares as outstanding) converted into the right to receive $23.00 in cash, without interest, per share, for an approximate total of $170 million in cash, and each of the remaining shares of SureWest common stock converted into the right to receive 1.40565 shares of common stock of Consolidated, or an approximate total of 10,417,450 shares of the Consolidated common stock.

Consolidated also announced the preliminary results of elections made by SureWest shareholders and the preliminary effect of proration. Of the 14,776,178 shares of SureWest common stock and restricted stock units outstanding immediately prior to closing the merger, approximately:

  956,183 shares were equity award shares, all of which were entitled to receive cash;
  10,094,049 shares, or 68.3 percent, elected to receive cash;
  1,369,712 shares, or 9.2 percent, elected to receive stock; and
  2,356,234 shares, or 15.9 percent, did not make an effective election.

As a result, on a preliminary basis, SureWest shares as to which a stock election was made will receive Consolidated common stock; SureWest shares as to which a cash election was made will receive cash for approximately 66.9 percent of those shares and Consolidated common stock for the remainder; and shares with respect to which no effective election was made will receive Consolidated common stock. Consolidated will not issue any fractional shares of stock and, instead, each SureWest shareholder immediately prior to the merger who would otherwise be entitled to a fractional share of Consolidated common stock will receive an amount in cash equal to $14.44 multiplied by the fractional share interest to which the shareholder would otherwise be entitled.

About Consolidated

Consolidated Communications Holdings, Inc. is an established rural local exchange company providing voice, data and video services to residential and business customers in Illinois, Texas and Pennsylvania. Each of the operating companies has been operating in its local market for over 100 years. As of March 31, 2012, the Company had 226,167 ILEC access lines, 89,672 Competitive Local Exchange Carrier (CLEC) access line equivalents, 112,368 high-speed internet subscribers, 35,337 IPTV subscribers and 9,569 VOIP lines. The Company offers a wide range of telecommunications services, including local and long distance service, custom calling features, private line services, high-speed Internet access, digital TV, carrier access services and directory publishing.

About SureWest

SureWest Communications is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high definition television, high speed internet, Voice over IP, and local and long distance telephone. SureWest was the nation's first provider to launch residential HDTV over an IP network and offers one of the nation's fastest symmetrical internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor

Any statements other than statements of historical facts, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan, "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of Consolidated Communications Holdings, Inc. (the "Company") to complete the acquisition of SureWest Communications ("SureWest"), successfully integrate the operations of SureWest and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of the Company and SureWest, including various risks to stockholders of not receiving dividends and risks to the Company's ability to pursue growth opportunities if the Company continues to pay dividends according to the current dividend policy; various risks to the price and volatility of the Company's common stock; the substantial amount of debt and the Company's ability to repay or refinance it or incur additional debt in the future; the Company's need for a significant amount of cash to service and repay the debt and to pay dividends on the Company's common stock; changes in the valuation of pension plan assets; restrictions contained in the Company's debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with the Company's possible pursuit of acquisitions; economic conditions in the Company's and SureWest's service areas; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of the Company's or SureWest's network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes on the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in the Company's and SureWest's filings with the Securities and Exchange Commission, including our respective reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to the Company, SureWest or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication and the companies' filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

CONTACT: Matt Smith
         Treasurer & Investor Relations
         217-258-2959
         matthew.smith@consolidated.com